Exhibit 10.40

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
	RF Monolithics, Inc.		11/30/09	PB

NOTE AMOUNT	INDEX (w/Margin)	FLOOR RATE	MATURITY DATE	LOAN PURPOSE
$5,000,000.00	Wall Street Journal	7.0%	11/30/10	Commercial
Prime plus 2%

Creditor Use Only

COMMERCIAL LOAN AND SECURITY AGREEMENT

(Revolving Draw Loan)

DATE AND PARTIES. This Commercial Loan and Security Agreement (Revolving Draw Loan) (this “Agreement”) is dated as of November 30, 2009. The parties and their addresses are as follows:

LENDER:	VIEWPOINT BANK, a federal savings bank 1201 W. 15th St., MSC 210 Plano, Texas 75075

BORROWER:	RF MONOLITHICS, INC., a Delaware corporation 4441 Sigma Road Dallas, Texas 75244 Telephone: 972/233-2903 and

CIRRONET INC., a Georgia corporation 3079 Premiere Parkway, Suite 140 Duluth, Georgia 30097

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth hereinbelow:

A. Accounting Terms. Any accounting terms that are not specifically defined in this Agreement will have their customary meanings under generally accepted accounting principles.

B. Accounts Receivable. “Accounts Receivable” means all accounts receivable owned by Borrower at the time in question.

C. All Other Assets. “All Other Assets” means all other assets of Borrower which are not included in Accounts Receivable, Equipment, Finished Goods, Patents, Real Property, Raw Materials and Work in Progress, including, by way of example and not limitation, cash, cash equivalents, deposit accounts, accounts, letter of credit rights, investment properties, certificated securities, contracts, contract rights, documents, chattel paper, instruments, negotiable instruments, inventory, goods, products, furniture, fixtures, furnishings, software, personal property and general intangibles.

D. Approved A/R Insurance. “Approved A/R Insurance” means insurance insuring Accounts Receivable of Borrower issued by an insurance company acceptable to Lender on terms acceptable to Lender.

E. Borrowing Base Limitation. “Borrowing Base Limitation” means at the time in question the total of (x) 80% of Eligible Accounts Receivable, plus (y) the lesser of 50% of the value of Finished Goods or $250,000.00.

F. Current Assets. “Current Assets” means at the time in question all cash, cash equivalents, accounts receivable, inventory and prepaid assets owned by Borrower and classified as “current” on Borrower’s balance sheet in accordance with generally accepted accounting principles then in effect.

G. Current Liabilities. “Current Liabilities” means at the time in question all liabilities owed by Borrower on Borrower’s balance sheet in accordance with generally accepted accounting principles then in effect.

H. Eligible Accounts Receivable. “Eligible Accounts Receivable” means all accounts receivable of Borrower which are insured under the Approved A/R Insurance, provided that if more than 25% of accounts receivable of any customer are past due according to their terms for more than 60 days, all of the accounts receivable of that customer shall be excluded when calculating Eligible Accounts Receivable.

I. Equipment. “Equipment” means all equipment of Borrower.

J. Existing Loan. “Existing Loan” means that certain $900,000.00 loan from Lender to Borrower secured by a first lien on the Real Property.

K. Finished Goods. “Finished Goods” means items where the manufacture/production process has been completed and said items are ready for sale/use.

L. Insiders. “Insiders” means and includes those defined as insiders by the United States Bankruptcy Code, as amended, or, to the extent left undefined, include, without limitation, any officer, director or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with Borrower.

M. Loan. “Loan” means the lending transaction evidenced in part by this Agreement, including obligations and duties arising from the terms of the Loan Documents.

N. Loan Documents. “Loan Documents” means this Agreement and all other documents evidencing, securing or pertaining in any way to this Agreement and the Loan.

O. Patents. “Patents” means those certain trademarks, rights and patents owned by Borrower referenced and described on attached Schedule 1, together with any future trademarks, rights or patents obtained by Borrower.

P. Proceeds. “Proceeds” means and includes anything acquired upon the sale, lease, license, exchange or other disposition of the Property, any rights and claims arising from the Property and any collections and distributions on account of the Property.

Q. Property. “Property” means Accounts Receivable, Equipment, Finished Goods, Patents, Real Property, Raw Materials, Work in Progress and All Other Assets, together with all additions, replacements and accessions thereto and all products and Proceeds thereof.

R. Purchase Money Financing. “Purchase Money Financing” means financing obtained by Borrower to purchase tangible personal property in an amount not to exceed $250,000.

S. Raw Materials. “Raw Materials” means all materials owned by Borrower at the time in question which are to be used in the manufacture/production of Finished Goods which have not yet been incorporated in whole or in part in Work in Progress or Finished Goods.

T. Real Property. “Real Property” means that certain office building and related improvements located at 4441 Sigma Road, Farmers Branch, Dallas County, Texas, which is occupied by Borrower.

U. Second Lien Deed of Trust. “Second Lien Deed of Trust” means that certain Deed of Trust of even date herewith from Borrower to Mark E. Hord, Trustee for Lender, covering the Real Property, which is partial collateral for the Loan.

V. Stockholders’ Equity. “Stockholders’ Equity” means the total assets of Borrower minus liabilities and any preferred stock.

W. Work in Progress. “Work in Progress” means items of Raw Materials which have been partially but not completely turned into Finished Goods.

2. ADVANCES. Advances under this Agreement will be made pursuant to the following terms and conditions:

A. Multiple Advances-Revolving. In accordance with the terms and conditions contained in this Agreement and in the other Loan Documents, Lender will advance to Borrower, and Borrower may from time to time borrow, repay and re-borrow, one or more advances of principal. Borrower shall not be entitled to any advance when the outstanding principal balance of advances equals or exceeds $5,000,000.00.

B. Monthly Accounting. By the end of each calendar month, Borrower shall provide Lender with the following: (i) a balance sheet and income statement for Borrower for the prior calendar month; (ii) an Accounts Receivable aging report covering the period through the end of the prior calendar month; (iii) an accounts payable report reflecting all accounts payable of Borrower as of the end of the prior calendar month; (iv) a completed Borrowing Base Certificate (herein so called) on the form attached hereto as Schedule 2 or on another form acceptable to Lender; and (v) any other financial information reasonably requested by Lender. All the foregoing statements, reports and the Borrowing Base Certificate shall be executed and certified by either the Chief Financial Officer of Borrower or by both the Controller and the Assistant Controller of Borrower.

C. Availability Determination. After Lender receives the last of the information required under subsection B of this Section 2, Lender shall determine whether Borrower is entitled to receive an advance under the Loan and advise Borrower of the amount that Borrower may request be advanced under the Loan, and until the earlier of the date during the next calendar month that Borrower provides Lender with the last of the information required under subsection B of this Section 2 or the end of the next calendar month, Borrower may request advances under the Loan not to exceed such amount so long as Borrower is otherwise entitled to receive advances under the Loan under the other provisions contained in this Agreement and in the other Loan Documents. If, after Lender receives the last of the information required under subsection B of this Section 2, Lender determines that the outstanding principal balance of the Loan exceeds the Borrowing Base Limitation, Borrower shall be required to reduce the outstanding principal balance of the Loan to an amount equal to or less than the Borrowing Base Limitation within five business days after Lender notifies Borrower thereof.

D. Requests for Advances. Any requests for an advance by Borrower constitutes a warranty by Borrower to Lender that Borrower is in compliance with all the terms and conditions contained in this Agreement and in the other Loan Documents. In connection with requests for advances by Borrower, Borrower must comply with all requirements of Lender to obtain the requested advance, including providing copies of any agreements, documents or other instruments requested by Lender. Any advance under the Loan by

Lender will be made in United States dollars. Lender shall be entitled to rely upon any requests for an advance by Borrower that Lender reasonably believes to be genuine. To the extent permitted by law, Borrower agrees to indemnify and hold Lender harmless from any loss or claim arising or resulting from any person making a request for an advance under the Loan if such person is unauthorized or such person’s signature is not genuine. All requests for advances under the Loan must be in writing on a form approved by Lender, executed by a duly authorized officer of Borrower.

E. Advance Limitations. In addition to any other terms and conditions, requests for, and access to, advances are subject to the following limitations:

(1) Advance Amount. Subject to the other terms and conditions contained in this Agreement and in the other Loan Documents, advances will be made to Borrower only in the amount then-available to Borrower under the terms of this Agreement.

(2) Advance Limitation. Borrower shall not be entitled to any advance under the Loan which exceeds (x) the lesser of $5,000,000.00 or the amount of the Borrowing Base Limitation at the time in question, minus (y) the outstanding principal balance of the Loan at the time in question.

(3) Disbursement of Advances. On Borrower’s compliance with all of the terms and conditions contained in this Agreement and in the other Loan Documents for an advance under the Loan, Lender will disburse such advance into an account established with Lender by Borrower to receive such disbursement.

(4) Credit Limit. Although Lender is not required to make any advance that would cause the unpaid principal balance of the Loan to be in excess of $5,000,000.00, Lender may at Lender’s option make such an advance without obligating Lender to do so in the future. Borrower agrees to repay any advance of principal in excess of $5,000,000.00 made by Lender to Borrower within ten days after Lender requests Borrower to make such repayment.

(5) Records. In the absence of manifest error, Lender’s records will be conclusive evidence as to the amount of advances under the Loan, the unpaid principal balance of the Loan and the accrued interest on the Loan.

F. Conditions. Borrower must satisfy all of the following conditions before Lender is required to make any advance on the Loan pursuant to this Agreement:

(1) No Default. There is no outstanding default under this Agreement or under any of the other Loan Documents or under the Existing Loan and no such default will result from making the requested advance.

(2) Information. Lender has been provided with all documents, certifications, warranties and other information reasonably required by Lender in connection with the requested advance in form and substance acceptable to Lender.

(3) Inspections. Lender has made all inspections that Lender considers necessary in connection with the requested advance and Lender is satisfied with the result of such inspections.

(4) Conditions and Covenants. Borrower has performed and complied with all terms, conditions and covenants required for an advance under this Agreement and under any other applicable Loan Documents.

(5) Warranties and Representations. All Borrower’s warranties and representations contained in this Agreement and in the other Loan Documents are true and correct at the time Borrower makes a request for an advance.

(6) Financial Statements. All of Borrower’s most recent financial statements and other financial reports delivered to Lender are current, complete, true and accurate in all material respects and fairly represent Borrower’s financial condition on the date of the requested advance.

(7) Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower’s affiliates on the date of the requested advance and is then undismissed.

(8) Disbursement Account. Borrower must establish and maintain an account with Lender to receive disbursements from Lender pursuant to this Agreement and the other Loan Documents.

3. MATURITY DATE. Borrower agrees to fully repay the Loan by November 30, 2010.

4. SECURITY AGREEMENT.

A. Secured Debts. The security interest granted in this Agreement secures the following debts, together with all extensions, renewals, refinancings, modifications and replacements thereof (the “Secured Debts”):

(1) Sums Advanced. All sums advanced and expenses incurred by Lender under the terms and conditions contained in this Agreement and under the other Loan Documents.

(2) All Debts. All present (including the Existing Loan) and future debts of Borrower to Lender even if (i) this Agreement does not specifically reference such debts, (ii) such debts also are secured by other collateral or (iii) such debts are unrelated to or are of a different type than the Loan. Nothing contained in this Agreement constitutes a commitment to make additional or future loans or advances to Borrower except as expressly provided for in this Agreement.

B. Security Interest. To secure the payment and performance of the Secured Debts, Borrower hereby grants to Lender a security interest in all of the Property. The Property is all of the collateral given as security for the Secured Debts and described in this Agreement and in the Second Lien Deed of Trust and includes all obligations that support the payment or performance of the Property. The foregoing security interest covering the Property remains in effect until terminated in writing by Lender, even if the Secured Debts are paid and Lender is no longer obligated to advance funds to Borrower under any loan or credit agreement.

C. Duties Toward Property.

(1) Protection of Secured Party’s Interest. Borrower will defend the Property against all other claims. Borrower agrees to do whatever Lender requires to perfect and protect Lender’s security interest covering the Property, including all actions necessary to maintain Lender’s security interest covering the Property as a first lien security interest (except with respect to the Real Property). Borrower will maintain books, records and accounts pertaining to the Property and Borrower’s business in general in a manner consistent with records normally kept concerning property like the Property and a business like Borrower’s business, and Lender shall have the right to examine and make copies of Borrower’s books, records and accounts pertaining to the Property at any reasonable time. Borrower will cause the preparation of any report or accounting pertaining to the Property reasonably requested by Lender from time to time.

(2) Use, Location and Protection of the Property. Borrower will keep the Property in Borrower’s possession and in good repair, where applicable. Borrower will use the Property only for commercial purposes. Borrower agrees that Lender shall have the right to inspect the Property at all reasonable times. Borrower immediately will inform Lender of any loss or damage to any item over $50,000 of the Property. Borrower will not cause or permit waste with respect to any item of the Property over $50,000. Borrower, at Borrower’s expense, will perform all reasonable acts necessary to preserve and protect the Property. Where applicable, Borrower will prepare the Property for market and, when the Property is ready for market, promptly notify Lender and follow any instructions Lender may have regarding holding, shipping, storing and marketing the Property. Borrower will keep the items of the Property over $50,000 at Borrower’s Dallas address listed hereinabove, at Borrower’s leased sites in Duluth, Georgia, at Borrower’s manufacturing sites or at Borrower’s other customary sites for storage of inventory, unless Lender agrees that the Property may be kept at another location. If any items of the Property worth over $50,000 are to be used in other states or countries, Borrower will give Lender a list of such locations. The location of the Property is given to aid in the identification of the Property but does not in any way limit the scope of the security interest granted to Lender. Borrower will notify Lender in writing and obtain Lender’s prior written consent to any change in location of any items of the Property worth over $50,000 to any additional location. Borrower will not use the Property in violation of any law. Borrower will notify Lender in writing prior to any change in Borrower’s address, name, identity or structure. Until the Secured Debts are fully paid and the security interest granted in this Agreement is terminated, Borrower will not grant a security interest covering any of the Property without the prior written consent of Lender except for Purchase Money Financing. Borrower will pay all taxes and assessments levied or assessed against Borrower or the Property and provide timely proof of payment of these taxes and assessments to Lender upon Lender’s request.

(3) Selling, Leasing or Encumbering the Property. Except for Purchase Money Financing, Borrower will not sell, offer to sell, lease or otherwise transfer or encumber items of the Property worth over $50,000 not in the ordinary course of business without Lender’s prior written permission. Lender’s permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. Borrower will not permit the Property to be the subject of any court order affecting Borrower’s rights to the Property in any action by anyone other than Lender. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Borrower will note Lender’s security interest on the face of the chattel paper or instruments. If Borrower determines to obtain Purchase Money Financing, Borrower first will request such Purchase Money Financing from Lender, and only if Lender declines to provide the requested Purchase Money Financing will Borrower obtain Purchase Money Financing from another Lender. If Borrower obtains Purchase Money Financing from another Lender, Borrower will provide Lender with copies of the Purchase Money Financing documentation.

(4) Sale of Finished Goods. Notwithstanding any other provisions of this Agreement, so long as Borrower is not in default under this Agreement and Lender has not notified Borrower of any acceleration of the Loan, Borrower shall have the right to sell Finished Goods, fixtures, equipment and other personal property to third parties, provided that all such sales and replacements are in the ordinary course of business.

(5) Patents. Prior to or concurrently with the execution of this Agreement, Borrower has executed and delivered to Lender all documentation required by Lender to transfer all or some of the Patents to Lender, including, without limitation, documentation necessary to transfer ownership of the applicable Patents to Lender at the United States Patent Office. So long as the Loan remains outstanding, Borrower agrees to execute and deliver to Lender any additional documentation necessary to transfer ownership of any of the Patents to Lender. Lender agrees that Lender will hold such patent transfer documentation in escrow until there is an event of default by Borrower under this Agreement. After any default by Borrower under this Agreement, Lender shall have the right to file such patent transfer documentation and transfer ownership of all Patents covered thereby to Lender. So long as the Loan remains outstanding, Borrower covenants and agrees to pay all fees and charges and undertake all actions necessary to maintain all of the Patents in effect.

D. Authority to Perform. Borrower authorizes Lender to do anything Lender deems reasonably necessary to protect the Property and perfect and continue Lender’s security interest in the Property. If Borrower fails to pay perform any of Borrower’s duties or obligations under this Agreement or any of the other Loan Documents, Lender is authorized, without notice to Borrower, to pay or perform the duties or obligations or to cause the duties or obligations to be paid or performed. Among the duties and obligations Lender is authorized to pay or perform pursuant to the preceding sentence are the following: (i) pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property; (ii) pay any rents or other charges under any lease affecting the Property; (iii) order and pay for the repair, maintenance and preservation of the Property; (iv) file any financing statements on Borrower’s behalf and pay for filing and recording fees pertaining to the Property; (v) place a note on any chattel paper indicating Lender’s interest in the Property; (vi) take any action Lender deems necessary to realize on the Property, including performing any part of a contract or endorsing such contract in Borrower’s name; (vii) handle any suits or other proceedings involving the Property in Borrower’s name; (viii) prepare, file and sign Borrower’s name to any necessary reports or accountings pertaining to the Property; and (ix) make an entry on Borrower’s books and records showing the existence of this Agreement.

E. Reasonable Care. If Lender exercises any of the rights granted to Lender in subsection D of this Section 4, Lender agrees to use reasonable care with respect thereto. If Lender exercises the care and follows the procedures that are customary in the asset-based lending industry, Lender will be deemed to be using reasonable care. Borrower agrees that reasonable care does not include: (i) any steps necessary to preserve rights against third parties; (ii) the duty to send notices, perform services or take any other action in connection with the management of the Property; or (iii) the duty to protect, preserve or maintain any security interest given to third parties by Borrower or by other parties. Lender’s authorization to exercise any of the rights granted to Lender in subsection D of this Section 4 does not create any obligation to perform by Lender, and Lender’s failure/refusal to perform will not preclude Lender from exercising any other rights under this Agreement or under any of the other Loan Documents or available at law or in equity. Lender may apply any cash and/or non-cash proceeds of the Property received by Lender against the Secured Debts, matured or unmatured, as Lender may determine in Lender’s sole discretion.

F. Lender Possession. If Lender comes into actual or constructive possession of any items of the Property, Lender will use reasonable efforts to preserve and protect such items of the Property, provided that, if Borrower is in default under this Agreement or under any of the other Loan Documents, Lender shall be entitled to apply such items of the Property or proceeds from the sale thereof to payment of the Secured Debts, matured or unmatured, as Lender may determine in Lender’s sole discretion. For purposes of this subsection F of this Section 4, Lender will be in actual possession of items of the Property only when Lender has physical and exclusive control over such items of the Property and Lender has affirmatively accepted that control. Lender will be in constructive possession of items of the Property only when Lender has both the power and the intent to exercise control over such items of the Property.

G. Name and Location. The name of Borrower set forth in this Agreement is Borrower’s exact legal name. Borrower is duly qualified to transact business in Texas as a foreign corporation. Borrower’s chief executive office and principal place of business is 4441 Sigma Road, Dallas, Texas 75244. Borrower must provide Lender with at least 30 days written notice prior to any change in Borrower’s name, chief executive office, principal place of business, state of organization or registration.

H. Perfection of Security Interest. Borrower authorizes Lender to file one or more financing statement(s) covering the Property. Borrower will comply with, facilitate and otherwise assist Lender in connection with obtaining perfection or control over the Property for purposes of perfecting Lender’s security interest under the Texas Business and Commerce Code (UCC). Borrower agrees to pay all actual costs of terminating Lender’s security interest in the Property.

5. WARRANTIES AND REPRESENTATIONS. Borrower makes the following warranties and representations to Lender which will continue as long as the Loan is in effect, except when this Agreement provides otherwise.

A. Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into the Loan and to carry on Borrower’s business and activities as now being conducted and, as applicable, Borrower is qualified to do so in each jurisdiction in which Borrower operates.

B. Authority. The execution, delivery and performance of the Loan and the duties and obligations evidenced by the Loan Documents are within Borrower’s powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or any of Borrower’s property is subject.

C. Name and Place of Business. Borrower has not changed Borrower’s name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender’s prior written consent, Borrower does not and will not use any other name and will preserve Borrower’s existing name, trade names and franchises.

D. Loan Purpose. The purpose of the Loan is to provide working capital for use in the operation of Borrower’s business.

E. No Other Liens. Borrower owns or leases all property that Borrower needs to conduct Borrower’s business and activities. Borrower has good and marketable title to all property that Borrower owns or leases. The Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except: (i) those of Lender; (ii) those disclosed to and consented to by Lender in writing; (iii) inchoate liens (not yet due and payable); (iv) depositary accounts existing on the date hereof which are being wound up; and (v) other depositary accounts disclosed to and approved by Lender.

F. Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower is challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim should Borrower lose the challenge.

G. Legal Dispute. There are no pending or threatened lawsuits, arbitrations or other proceedings against Borrower or Borrower’s property that singly or together may materially and adversely affect Borrower’s property, operations, financial condition or business.

H. Adverse Agreements. Borrower is not a party to, nor is Borrower bound by, any agreement that is now or is likely to become materially adverse to Borrower’s business, the Property or Borrower’s operations.

I. Other Claims. There are no outstanding claims or rights that would conflict with the execution, delivery or performance by Borrower of the terms and conditions of this Agreement or the other Loan Documents. No outstanding claims or rights exist that may result in a lien on the Property, the Property’s proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by Lender in writing.

J. Solvency. Borrower is able to pay Borrower’s debts as they mature. Borrower’s assets exceed Borrower’s liabilities. Borrower has sufficient capital for Borrower’s current and planned business and other activities. Borrower will not become insolvent by the execution or performance of the Loan Documents.

6. FINANCIAL STATEMENTS. Borrower will prepare and maintain Borrower’s financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form that Lender accepts and under the following terms.

A. Certification. Borrower represents and warrants that any financial statements that Borrower provides Lender fairly represent Borrower’s financial condition for the stated periods are current, complete, true and accurate in all material respects, and include all of Borrower’s direct or contingent liabilities, and there has been no material adverse change in Borrower’s financial condition, operations or business since the date the financial information was prepared.

B. Frequency. In addition to the financial statements provided to Lender prior to closing, Borrower will provide Lender with current auditor-reviewed financial statements within 45 days after the end of each fiscal quarter of Borrower and with an audited financial statement within 90 days after the end of each fiscal year of Borrower until Borrower has performed all of Borrower’s obligations under the Loan.

C. SEC Reports. Borrower will provide Lender with true and correct copies of all reports, notices or statements that Borrower provides to the Securities and Exchange Commission, any securities exchange or Borrower’s stockholders, owners or the holders of any material indebtedness as soon as available or at least within ten days after issuance.

D. Requested Information. Borrower will provide Lender with any other information about Borrower’s operations, financial affairs and condition reasonably requested as soon as practicable and in any event within 60 days after Lender’s request.

7. FINANCIAL COVENANTS. At each fiscal quarter end while the Loan is outstanding, Borrower covenants and agrees to: (i) maintain Stockholders’ Equity of at least $4,800,000.00; and (ii) maintain a ratio of Current Assets to Current Liabilities of at least 1 to 1 (i.e., Current Assets must equal or exceed Current Liabilities. Within 30 days after the end of each of the first three fiscal quarters, and within 60 days after the end of each fourth fiscal quarter, of Borrower, Borrower must furnish evidence satisfactory to Lender that Borrower is in compliance with the foregoing financial covenants. If Borrower is unable to provide such evidence to Lender, such failure shall constitute a default by Borrower under this Agreement unless a delay is approved by Lender in writing and in advance.

8. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.

A. Participation. Borrower consents to Lender participating or syndicating the Loan and sharing any information that Lender decides is necessary about Borrower and the Loan with the other participants or syndicators subject to undertakings by the recipients to keep such non-public information confidential and not to use it for purposes unrelated to the Loan.

B. Inspection. Following Lender’s written request, Borrower will immediately pay for all one-time and recurring reasonable out-of-pocket costs that are related to the inspection of Borrower’s records, business or the Property. Upon reasonable notice, Borrower will permit Lender or Lender’s agents to enter any of Borrower’s premises and any location where the Property is located during regular business hours to do the following:

(1) Lender may inspect, audit, check, review and obtain copies from Borrower’s books, records, journals, orders, receipts and any correspondence and other business related data.

(2) Lender may discuss Borrower’s affairs, finances and business with anyone who provides Lender with evidence that they are a creditor of Borrower, the sufficiency of which will be subject to Lender’s sole discretion.

(3) Lender may inspect the Property, audit for the use and disposition of the Property’s proceeds and proceeds of proceeds, or do whatever Lender reasonably decides is necessary to preserve and protect the Property and Lender’s interest in the Property.

After prior notice to Borrower, Lender may discuss Borrower’s financial condition and business operations with Borrower’s independent accountants, if any, or Borrower’s chief financial officer, and Borrower may be present during these discussions. As long as the Loan is outstanding, Borrower will allow all of Borrower’s accountants and auditors to permit Lender to examine Borrower’s records and to make copies of these records. Lender will use Lender’s best efforts to maintain the confidentiality of the information Lender or Lender’s agents obtain and not to use such information for any purpose unrelated to the Loan except Lender may provide Lender’s regulator, if any, with required information about Borrower’s financial condition, operation and business or that of Borrower’s subsidiaries.

C. Business Requirements. Borrower will preserve and maintain Borrower’s present existence and good standing in the jurisdiction where Borrower is organized and all of Borrower’s rights, privileges and franchises. Borrower will do all that is needed or required to continue Borrower’s business or activities as presently conducted by obtaining licenses, permits and bonds everywhere Borrower engages in business or activities or owns or leases Borrower’s property. Borrower will obtain Lender’s prior written consent before Borrower ceases Borrower’s business or before Borrower engages in any new line of business that is materially different from Borrower’s present business.

D. Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim should Borrower lose. Laws include, without limitation, the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974’s requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On Lender’s request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid Borrower’s taxes, assessments and other governmental charges levied or imposed on Borrower, Borrower’s income or profits and Borrower’s property. Taxes include, without limitation, sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. Borrower will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

E. New Organizations. Borrower will obtain Lender’s written consent (which consent shall not be unreasonably withheld) before organizing, merging into or consolidating with an entity, acquiring all or substantially all of the assets of another, materially changing the legal structure, management, ownership or financial condition, or effecting or entering into a domestication, conversion or interest exchange.

F. Dealings with Insiders. Borrower will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with, any Insiders except as required under contracts existing at the time Borrower applied for the Loan and approved by Lender, equity compensation transactions consistent with past practice, or as this Agreement otherwise permits. Borrower will not change or breach these contracts existing at Loan application so as to cause an acceleration of or an increase in any payments due.

G. Other Debts. Borrower will pay when due any other debts owed or guaranteed by Borrower other than those that are disputed for valid reasons by Borrower and will faithfully perform or comply with all the conditions and obligations imposed on Borrower concerning the debt or guaranty.

H. Other Liabilities. Except for Purchase Money Financing, Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations secured by a lien on the Property except subordinated in payment to Lender on conditions and terms acceptable to Lender.

I. Notice to Lender. Borrower will promptly notify Lender of any material change in Borrower’s financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by Borrower under any agreement between Borrower and any third party which materially and adversely affects Borrower’s property, operations, financial condition or business.

J. Certification of No Default. On Lender’s request, Borrower’s chief financial officer will provide Lender with a written certification that, to the best of his/her knowledge, no event of default exists under the terms of this Agreement or the other Loan Documents, and that there exists no other action, condition or event which, with the giving of notice or lapse of time or both, would constitute a default. As requested, Borrower’s chief financial officer will also provide Lender with computations demonstrating compliance with any financial covenants and ratios contained in this Agreement. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it.

K. Use of Loan Proceeds. Borrower will not permit the loan proceeds to be used to purchase, carry, reduce or retire any loan originally incurred to purchase or carry any margin stock or otherwise cause the Loan to violate Federal Reserve Board Regulations U or X, or Section 8 of the Securities and Exchange Act of 1934 and its regulations, as amended.

L. Disposition of Assets. Without Lender’s prior written consent or as the Loan Documents permit, Borrower will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of Borrower’s assets to any person other than in the ordinary course of business.

M. No Other Liens. Except for Purchase Money Financing, Borrower will not create, permit or suffer any lien or encumbrance upon the Property for or by anyone, other than Lender, except for nonconsensual liens imposed by law arising out of the ordinary course of business on obligations that are not overdue or which Borrower is contesting in good faith after making appropriate reserves, or any other liens specifically agreed to by Lender in writing.

N. Guaranties. Borrower will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to Lender or as Lender otherwise specifically agree in writing.

O. No Default under Other Agreements. Borrower will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default or which, with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which Borrower is a party or by which Borrower may be bound.

P. Legal Disputes. Borrower will promptly notify Lender in writing of any threatened or pending lawsuit, arbitration or other proceeding against Borrower or any of Borrower’s property not identified in Borrower’s financial statements or filings with the SEC that are provided to Lender, that singly or together with other proceedings may materially and adversely affect Borrower’s property, operations, financial condition or business and pose a risk of liability to Borrower of at least $250,000. Borrower will use

Borrower’s best efforts to bring about a favorable and speedy result of any of these lawsuits, arbitrations or other proceedings.

Q. Other Notices. Borrower will immediately provide Lender with any information that may materially and adversely affect Borrower’s ability to perform this Agreement and of its anticipated effect.

R. No Change in Capital. Borrower will not release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s capital stock or other equity security, provided, however, that this covenant shall not apply to forfeitures of Borrower’s common stock or rights under equity incentives granted to employees, directors or consultants.

S. Loan Obligations. Borrower will make full and timely payment of all principal and interest obligations and comply with the other terms and agreements contained in this Agreement and in the other Loan Documents.

T. Insurance. Borrower will maintain the Approved A/R Insurance in effect at all times which the Loan remains outstanding. Borrower also will obtain and maintain insurance on the Property with insurers in amounts and coverages that are acceptable to Lender and are customary, industry practice. This may include, without limitation, insurance policies for public liability, fire, hazard and extended risk, workers’ compensation and, at Lender’s request, business interruption insurance. At Lender’s request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or lender loss payee endorsement for Lender when these endorsements are available. Borrower will immediately notify Lender of cancellation or termination of insurance. Borrower will require all insurance policies on the Property to provide Lender with at least ten days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. Borrower also authorizes Borrower’s insurer and Lender to exchange all relevant information related to any contract of insurance on the Property required by any of the Loan Documents.

U. Property Maintenance. Borrower will keep all tangible and intangible property that Borrower consider necessary in Borrower’s business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

V. Property Loss. Borrower will immediately notify Lender, and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to Borrower’s other property that affects Borrower’s business.

W. Reserves. Lender may set aside and reserve Loan proceeds for Lender, fees and expenses, taxes and insurance accruing and due not later than 60 days after the date such reserve is established. Borrower grants Lender a security interest in the reserves. No interest will accrue on any reserve Loan proceeds. Disbursement of reserves is disbursement of the Loan’s proceeds. At Borrower’s request, Lender will disburse the reserves for the purpose they were set aside for, as long as Borrower is not in default under this Agreement. Lender may directly pay these reserved items, reimburse Borrower for payments Borrower made or reduce the reserves and increase the Loan proceeds available for disbursement.

X. Additional Costs/Fees. Borrower will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to the Loan and any Loan Documents. Borrower will pay or reimburse Lender for all reasonable attorneys’ fees incurred by Lender in negotiating or documenting the Loan.

9. DEFAULT. Borrower will be in default if any of the following occur:

A. Payments. Borrower fails to make a payment in full when due under the Loan provided that Borrower shall not be in default for failing to pay any interest on the Loan unless such interest is more than three (3) days past due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Borrower or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations Borrower has with Lender.

C. Business Termination. Borrower merges, dissolves, reorganizes or ends Borrower’s business or existence.

D. Failure to Perform. Borrower fails to perform any condition or to keep any promise or covenant of this Agreement within 15 days after written notice of such failure is delivered by Lender to Borrower.

E. Other Documents. A default occurs under the terms of any other Loan Documents or under the Existing Loan.

F. Other Agreements. Borrower is in default on any other debt or agreement Borrower has with Lender.

G. Misrepresentation. Borrower makes any verbal or written statement or provides any financial information that is materially untrue or inaccurate or conceals a material fact at the time it is made or provided.

H. Judgment. Borrower fails to satisfy or appeal any judgment against Borrower.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. Borrower changes Borrower’s name or assumes an additional legal name without notifying Lender before making such a change.

K. Property Transfer. Borrower transfers all or substantially all of Borrower’s tangible property.

L. Location Change. Borrower changes the location of all or substantially all of the tangible personal property comprising a part of the Property without Lender’s prior written consent.

M. Material Change. There is a material adverse change in Borrower’s business, including ownership, management and financial conditions, and Borrower does not notify Lender thereof within three business days after Borrower becomes aware of such material adverse change.

N. Insecurity. Lender determines in good faith that a material adverse change has occurred in Borrower’s financial condition from the conditions set forth in Borrower’s most recent financial statement before the date of this Agreement with the result that the prospect for payment or performance of the Loan is materially impaired for any reason.

10. REMEDIES. After Borrower defaults, Lender may at Lender’s option do any one or more of the following:

A. Acceleration. Lender may make all or any part of the amount owing by the terms of the Loan immediately due. If Borrower is a debtor in a bankruptcy petition or in an application filed under Section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application.

B. Sources. Lender may use any and all remedies Lender has under state or federal law or in any Loan Document.

C. Insurance Benefits. Lender may make a claim for any and all insurance benefits or refunds that may be available on Borrower’s default.

D. Payments Made on Borrower’s Behalf. Amounts advanced on Borrower’s behalf will be immediately due and may be added to the balance owing under the terms of the Loan and accrue interest at the highest post-maturity interest rate.

E. Termination. Lender may terminate Borrower’s right to obtain advances under the Loan, and Lender may refuse to make any further extensions of credit to Borrower.

F. Set-Off. Lender may use the right of set-off. This means Lender may set-off any amount due and payable under the terms of the Loan against any right Borrower has to receive money from Lender. Borrower’s right to receive money from Lender includes any deposit or share account balance Borrower has with Lender, any money owed to Borrower on an item presented to Lender or in Lender’s possession for collection or exchange, and any repurchase agreement or other non-deposit obligation. “Any amount due and payable under the terms of the Loan” means the total amount to which Lender is entitled to demand payment under the terms of the Loan at the time Lender set-off. Subject to any other written contract, if Borrower’s right to receive money from Lender is also owned by someone who has not agreed to pay the Loan, Lender’s right of set-off will apply to Borrower’s interest in the obligation and to any other amounts Borrower could withdraw on Borrower’s sole request or endorsement. Lender’s right of set-off does not apply to an account or other obligation where Borrower’s rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off against any of Borrower’s accounts. Borrower agrees to hold Lender harmless from any such claims arising as a result of Lender’s exercise of Lender’s right of set-off.

G. Assembly of Property. Lender may require Borrower to assemble the Property and make the Property available to Lender in a reasonable fashion.

H. Possession. Lender may take possession of the Property so long as such taking of possession does not involve a breach of the peace. Lender may sell, lease or otherwise dispose of the Property in accordance with applicable legal requirements. Lender may apply what Lender receives from the disposition of the Property to Lender’s expenses, Lender’s attorneys’ fees and legal expenses, where not prohibited by law, and to the Secured Debts. If proceeds received by Lender from the disposition of the Property do not satisfy the Secured Debts, Borrower shall remain liable for the deficiency (where permitted by law). In some cases, Lender may keep the Property to satisfy the Secured Debts. Where a notice is required, Borrower agrees that ten days prior written notice sent by first class mail to Borrower’s address listed in this Agreement will be reasonable notice to Borrower under the Texas Business and Commerce Code (UCC). If the Property is perishable or threatens to decline speedily in value, Lender may, without notice to Borrower, dispose of any or all of the Property in a commercially reasonable manner at Borrower’s expense following any commercially reasonable preparation or processing. If any items not otherwise subject to this Agreement are contained in the Property when Lender takes possession, Lender may hold such items for Borrower’s account and Borrower’s risk, and Lender will not be liable for taking possession of such items.

I. Transfer of Patents. Lender may exercise the rights to transfer ownership of all or some of the Patents to Lender described in Section 4C(5) of this Agreement.

J. Use and Operation. Lender may enter upon any premises upon or within which the Property is located and take possession of all or any part of the Property for the purpose of preserving the Property or the Property’s value, so long as Lender does not breach the peace. Lender may use and operate the Property for the length of time Lender feels is necessary to protect Lender’s interest, all without payment or compensation to Borrower, or, at Lender’s option and without notice to Borrower, Lender may appoint an ex parte receiver for the purposes of preparing or processing items of the Property at Borrower’s expense and for the additional purposes of selling and disposing of items of the Property.

K. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender’s right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy. By electing not to use any remedy, Lender does not waive Lender’s right to later consider the event a default and to use any remedies if the default continues or occurs again.

11. COLLECTION EXPENSES AND ATTORNEYS’ FEES. On or after any default, to the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement or protection of Lender’s rights and remedies under this Agreement or any other Loan Document. Expenses include, but are not limited to, reasonable attorneys’ fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment by Lender until repayment by Borrower to Lender in full at the highest interest rate in effect as provided for in the terms of the Loan. All fees and expenses will be secured by the Property Borrower has granted to Lender, if any. In addition to the extent permitted by the United States Bankruptcy Code, Borrower agrees to pay the reasonable attorneys’ fees incurred by Lender to protect Lender’s rights and interests in connection with any bankruptcy proceedings initiated by or against Borrower.

12. APPLICABLE LAW. This Agreement is governed by the laws of Texas, the United States of America and, to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

13. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Borrower’s obligation to pay the Loan is independent of the obligation of any other party who has also agreed to pay the Loan. If more than one party executes this Agreement as Borrower, all of the duties and obligations of Borrower under this Agreement and under all of the other Loan Documents shall be the joint and several obligations of such parties. Lender may sue Borrower alone, or anyone else who is obligated on the Loan, or Borrower and any other such parties together, to collect the Loan. Extending the Loan or new obligations under the Loan will not affect Borrower’s duty under the Loan, and Borrower still will be obligated to pay the Loan. Lender may assign all or part of Lender’s rights or duties under this Agreement or the other Loan Documents without Borrower’s consent. If Lender assigns this Agreement, all of Borrower’s covenants, agreements, representations and warranties contained in this Agreement and the other Loan Documents will benefit Lender’s successors and assigns. Borrower may not assign this Agreement or any of Borrower’s rights under this Agreement without Lender’s prior written consent. The duties and obligations of Borrower under the Loan Documents will bind Borrower’s successors and assigns.

14. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by Lender and Borrower. This Agreement and the other Loan Documents are the complete and final expression of the understanding between Lender and Borrower. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

15. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

16. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering such notice or mailing such notice by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section hereinabove, or to any other address designated in writing by one party to the other. Borrower will inform Lender in writing of any change in Borrower’s name, address or other application information. Borrower will provide to Lender any financial statement or information Lender reasonably requests. All financial statements and information Borrower gives Lender will be correct and complete in all material respects. Borrower agrees to sign, deliver and file any additional documents or certifications that Lender may consider necessary to perfect, continue, preserve and confirm the status of Lender’s liens and security interests covering the Property. Lender and Borrower expressly agree that time is of the essence in the payment and performance of all duties and obligations contained in this Agreement and the other Loan Documents.

17. AGREEMENT TO ARBITRATE.

A. Submission. Lender or Borrower may submit to binding arbitration any dispute, claim or other matter in question between Lender and Borrower that arises out of or relates to the Loan (a “Dispute”), except as otherwise indicated in this Section or as Lender and Borrower otherwise agree in writing. For purposes of this Section, the Loan includes this Agreement and all of the other Loan Documents, and any proposed loans or extensions of credit that relate to this Agreement. Lender and Borrower will not arbitrate any Dispute within any “core proceedings” under the United States bankruptcy laws.

B. Foreclosure. Lender and Borrower must consent to arbitrate any Dispute concerning a debt secured by real estate at the time of the proposed arbitration. Lender may foreclose or exercise any powers of sale against real property securing a debt underlying any Dispute before, during or after any arbitration. Lender also may enforce a debt secured by real estate and underlying the Dispute before, during or after any arbitration.

C. Self-Help. Lender and Borrower may, whether or not any arbitration has begun: pursue any self-help or similar remedies, including taking property or exercising other rights under applicable laws; seek attachment, garnishment, receivership or other provisional remedies from a court having jurisdiction to preserve the rights of or to prevent irreparable injury to Lender or Borrower; or foreclose against any property by any method or take legal action to recover any property. Foreclosing or exercising a power of sale, beginning and continuing a judicial action or pursuing self-help remedies will not constitute a waiver of the right to complete arbitration.

D. Arbitrator’s Authority. The arbitrator will determine whether a Dispute is arbitrable. A single arbitrator will resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort or any other matter at law or in equity. The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of the Loan. Any court having jurisdiction may enter a judgment or decree on the arbitrator’s award. The judgment or decree will be enforced as any other judgment or decree.

E. Interstate Commerce. Lender and Borrower acknowledge that the agreements, transactions or the relationships which result from the agreements or transactions between Lender and Borrower involve interstate commerce. The United States Arbitration Act will govern the interpretation and enforcement of this Section.

F. AAA Rules. The American Arbitration Association’s Commercial Arbitration Rules in effect on the date of this Agreement will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Agreement or in another written agreement.

G. Waiver of Trial for Arbitration. Lender and Borrower understand that the Lender and Borrower have the right or opportunity to litigate any Dispute through a trial by judge or jury but that Lender and Borrower parties prefer to resolve any Dispute through arbitration instead of litigation. If any Dispute is arbitrated, Lender and Borrower voluntarily and knowingly waive the right to have a trial by jury or judge during the arbitration.

H. Injunctive Relief. Notwithstanding anything in this Section 17 to the contrary, either party shall have the right to seek injunctive relief in any court having jurisdiction over the parties.

18. CONTEST OF CERTAIN CLAIMS. Notwithstanding any provisions contained in this Agreement or in any of the other Loan Documents, Borrower shall not be in default for failure to pay or discharge any mechanic’s or materialman’s lien asserted against the Property if, and so long as: (i) Borrower shall have notified Lender of same within five (5) days of obtaining knowledge thereof; (ii) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property, or any part thereof, to satisfy the same; (iii) if the asserted lien is more than $250,000, Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the mechanic’s or materialman’s lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property, or any part thereof; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (v) the failure to pay the mechanic’s or materialman’s lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property; and (vi) notwithstanding the foregoing, Borrower immediately shall, upon request of Lender, pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such claim notwithstanding such contest, if in the reasonable opinion of Lender the Property shall be in jeopardy or in danger of being forfeited or foreclosed. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the sole judgment of Lender, the entitlement of such claimant is established.

19. CHANGE OF CONTROL. If effective control of Borrower (meaning the ability to elect directors of Borrower) becomes vested in foreign individuals and/or in foreign legal entities, Borrower shall be required to: (i) pay Lender a $15,000 early termination fee; and (ii) repay the entire outstanding principal balance of the Loan after which Lender shall have no further obligation to fund any advance on the Loan.

20. NEW CAPITAL. Within 270 calendar days after the date of this Agreement must furnish Lender with satisfactory evidence that Borrower has raised a minimum of $700,000.00 in new capital in a manner acceptable to Lender. If Borrower furnishes Lender with satisfactory evidence that Borrower has raised a minimum of $700,000 in new capital in a manner acceptable to Lender, thereafter the limitation on the value of Finished Goods contained in the Borrower Base Limitation definition shall be increased from $250,000 to $1,000,000.

21. EARLY TERMINATION FEE. If Borrower requests Lender to release the Property from the liens and security interests held by Lender prior to the first anniversary of the date of this Agreement, Borrower agrees to pay Lender $15,000 as a fee for the early payoff of the Loan and the termination of the liens and security interests held by Lender, provided that if such release of the liens and security interests held by Lender referred to in this Section are in connection with the payoff and termination of the Loan pursuant to Section 19, only one $15,000 early termination fee shall be payable.

22. EXISTING LOAN. Lender agrees that the Loan shall not be considered part of the “Secured Debts” as such term is used in the Deed of Trust securing the Existing Loan.

23. ACCOUNTS WIND-DOWN. The Loan is replacing an existing line of credit to Borrower from Wells Fargo Bank, National Association (“Wells Fargo”). In connection with such existing line of credit, Borrower has established certain depository accounts with Wells Fargo which will continue to be used until Borrower is able to complete all necessary actions to cause third parties not to continue deliver funds into such depository accounts at Wells Fargo. Borrower agrees that Borrower will undertake to wind down and close such depository accounts at Wells Fargo as soon as reasonably possible, and in any event, within 180 calendar days after the date of this Agreement. Borrower further agrees that Borrower will not deposit any funds into such depository accounts at Wells Fargo and will undertake to transfer funds from such depository accounts at Wells Fargo in the ordinary course of business. In consideration of the foregoing agreements of Borrower, Lender agrees that the existence of security interests held by Wells Fargo upon such depository accounts at Wells Fargo shall not constitute an event of default by Borrower under the Loan Documents.

24. SIGNATURES. By signing, Borrower agrees to the terms contained in this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.

BORROWER:

RF MONOLITHICS, INC.,		CIRRONET INC.,
a Delaware corporation		a Georgia corporation

By	/s/ Harley E Barnes III	By	/s/ Harley E Barnes III
	Harley E Barnes, III Chief Financial Officer		Harley E Barnes, III Vice President